Exhibit 99.1

GenMark Diagnostics Announces Closing of $80 Million Public Offering of Common Stock, Including Full Exercise of Underwriters’ Option to Purchase Additional Shares

CARLSBAD, CA – May 11, 2020 – GenMark Diagnostics, Inc. (NASDAQ: GNMK) (“GenMark” or the “Company”), a molecular diagnostics company focused on developing and commercializing multiplex molecular diagnostic solutions designed to enhance patient care, improve key quality metrics, and reduce the total cost-of-care, today announced the closing of its previously announced underwritten public offering of 8,341,968 shares of its common stock, including the full exercise of the underwriters’ option to purchase additional shares, at the public offering price of $9.65 per share. The aggregate gross proceeds to GenMark, before deducting underwriting discounts and commissions and other estimated offering expenses, were approximately $80.5 million.

Cowen and William Blair acted as joint book-running managers for the offering. Canaccord Genuity acted as lead manager for the offering. BTIG and Needham & Company acted as co-managers for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and became effective on December 7, 2018. A prospectus supplement relating to the offering has been filed with the SEC. Copies of the prospectus supplement and accompanying prospectus may be obtained from the offices of Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926; or from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606; Phone: (800) 621-0687; Email: prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT GENMARK

GenMark is a leading provider of multiplex molecular diagnostic solutions designed to enhance patient care, improve key quality metrics, and reduce the total cost-of-care. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor XT-8® and ePlex® systems are designed to support a broad range of molecular diagnostic tests with compact, easy-to-use workstations and self-contained, disposable test cartridges. GenMark’s ePlex: The True Sample-to-Answer Solution™ is designed to optimize laboratory efficiency and address a broad range of infectious disease testing needs, including respiratory, bloodstream, and gastrointestinal infections.

FORWARD LOOKING STATEMENTS

This press release contains certain forward-looking information about GenMark that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. All such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, which could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to, risks related to: the Company’s history of operating losses, the Company’s ability to successfully commercialize its products, inherent risk and uncertainty in the protection of intellectual property rights, ability to maintain gross margins, regulatory uncertainties regarding approval or clearance for the Company’s products, as well as other risks and uncertainties described under the “Risk Factors” contained in the Company’s periodic and interim SEC reports, including but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and its Current Reports on Form 8-K filed from time to time with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any event.

Investor Relations Contact

Leigh Salvo

(415) 937-5404

ir@genmarkdx.com